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                                                                    Exhibit 21.1



                    SUBSIDIARIES OF TEEKAY LNG PARTNERS L.P.

Teekay LNG Operating L.L.C. (Marshall Islands)

Teekay Luxembourg S.a.r.l. (Luxembourg)

Teekay Spain, S.L. (Spain)

Teekay II Iberia S.L. (Spain)

Teekay Shipping Spain S.L. (Spain)

Naviera Teekay Gas, S.L. (Spain)

Naviera Teekay Gas II, S.L. (Spain)

Naviera Teekay Gas III, S.L. (Spain)

Naviera Teekay Gas IV, S.L. (Spain)

Teekay Servicios Maritimos, S.L. (Spain)